Exhibit 10.2

AGREEMENT OF MERGER

This Agreement (the "Agreement") made as of the 6tj day of July, 2020 by and among, RCK DEVELOPMENT LLC., a Florida entity ("RCK"), and COMMUNITY REDEVELOPMENT INC., an Oklahoma Corporation publicly listed on the US exchange (the "Company"), formerly known as "Crosswind Renewable Energy Corp".

PRELIMINARY STATEMENT

RCK DEVELOPMENT LLC is a Real Estate development company specializing in community redevelopment with an emphasis on veteran services and job creation. COMMUNITY REDEVELOPMENT INC. is a US public company, currently trading as "CWNR", and is fully current in its OTC filings.

Whereas COMMUNITY REDEVELOPMENT INC. is desirous of acquiring RCK Development LLC's Assets, and RCK DEVELOPMENT LLC is desirous to have said assets be obtained by COMMUNITY REDEVELOPMENT INC.; therefore, the two parties have come together hereby to enter into this binding Merger Agreement.

Article 1— Merger of the Assets & Liabilities

1.1.           a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), RCK DEVELOPMENT LLC shall be merged with and into the Company in accordance with this Merger Agreement. Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation"), and the separate existence of RCK Development LLC shall cease ten days following execution Thereof

b) The Merger shall have the effects set forth in §18-381.61 of the Oklahoma Statutes and §607.1101 of the Florida Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date all the property, rights, privileges, powers and franchise of RCK Development LLC and the Company will vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of RCK Development LLC and the Company will become the debts, liabilities and duties of the Surviving Corporation. Community Redevelopment Inc.

c) Upon and subject to the terms and conditions of this Agreement, at the Closing, RCK Development LLC shall transfer, convey, assign and deliver to the Company, and the Company shall acquire and accept from RCK Development LLC, all of RCK Development LLC's right, title and interest in and to all assets, properties and associated rights (whether tangible or intangible) that are used or held for use by RCK Development LLC as the same shall exist at and as of the Closing (collectively, the "Acquired Assets"), free and clear of any and all Liens.

d) As soon as reasonably possible, but within 2 months, the Company shall file a "Form 10" with the US Securities and Exchange Commission and apply to again become an SEC filer. Should additional time be necessary, both parties commit to providing extensions by one month increments, as needed. At the same time, the Company shall apply to FINRA for an official name change as well as stock split,. at 100:1.

1.2                    SCOPE OF THE MERGER

The Merger of all assets and liabilities to COMMUNITY REDEVELOPMENT INC. from RCK DEVELOPMENT LLC shall be global and complete.

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1.3                    CONSIDERATION FOR THE RCK DEVELOPMENT LLC ASSETS.

In consideration for obtaining said assets, COMMUNITY REDEVELOPMENT INC. shall hereby issue restricted Treasury stock representing 2,250,000,000 (Two Billion Two Hundred Fifty Million) common shares. It is fully understood by RCK Development LLC that said shares shall be "Restricted" as "Affiliate Shares" and shall remain so as long as the holder is affiliated with the Company. For said share issuance, Crosswinds Renewable Energy Inc. Shall acquire full control of both the company and 100% of its shares.

Additionally, Crosswinds Renewable Energy Inc. Shall issue 125,000,000 common shares, converting 100% of the outstanding debt of the company, namely $734,923, as last shown in public filings, as well as any other debts, known or unknown, in full accord and satisfaction.

1.4                    CLOSING.

The Closing shall take place at the offices of the Corporation on July 3rd, 2020, by close of business. The Merger of said assets shall be complete upon the signing of this Agreement.

Article 6 - Warranties/Indemnification

6.1            Representations and Warranties. Each party represents and warrants to the other that (a) it has the full right, power and authority to execute, deliver and perform this Agreement, and (b) the terms of this Agreement do not conflict with any other agreement, order or judgment to which such party is a party or by which it is bound.

6.2.           Disclaimer. RCK Development LLC makes no representation or warranties regarding the potential success of its business or business model.

6.3            Indemnification. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments relating to, or arising out of (a) any breach of the indemnifying party's representations, warranties, agreements or covenants in this Agreement, including without limitation the confidentiality obligations set forth above, and (b) any other activities to be carried out by the indemnifying party, its Affiliate(s) or agents.

Article 7 - Assignability

Except as expressly set forth in this Agreement, this Agreement shall not be assignable by COMMUNITY REDEVELOPMENT INC. and any attempt to assign (directly or indirectly) this Agreement shall be void ad abnitio.

Article 8 - Term and Teiiiiination

8.1            Term. This Agreement will become effective on the Effective Date, unless terminated under another specific provision of this Agreement or extended by mutual consent of the parties.

8.2            Survival. Termination of this Agreement for whatever reason shall be without prejudice to the settlement of the rights and obligations of the parties arising out of this Agreement prior to the date of termination, including, without limitation: (a) obligations of indemnity, (b) any cause of action or claim accrued or to accrue because of any breach or default by the other party hereunder, (c) obligations of confidentiality and (d) all of the terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

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Article 9 — Representations & Warranties

9.1            REPRESENTATIONS AND WARRANTIES OF COMMUNITY REDEVELOPMENT INC. hereby represents and warrants as follows:

a)              CORPORATE ORGANIZATION AND GOOD STANDING. COMMUNITY REDEVELOPMENT INC. is duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)              CORPORATE AUTHORITY. COMMUNITY REDEVELOPMENT INC. has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement. COMMUNITY REDEVELOPMENT INC. agrees to provide any' and all assistance necessary to provide documentation as needed for this merger, including any documents necessary for the contemplated name change and stock split.

c)             AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by COMMUNITY REDEVELOPMENT INC. via its Board Resolution to that effect.

d)             CAPITALIZATION. The authorized capital stock of COMMUNITY REDEVELOPMENT INC. consists of 3,000,000,000 shares of Common Stock $0.001 par value. At current, there are 125,048,768 shares issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of COMMUNITY REDEVELOPMENT INC. were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of COMMUNITY REDEVELOPMENT INC. stock were held in the treasury of COMMUNITY REDEVELOPMENT INC. Except as set forth above, as of the date hereof, no shares or other voting securities of COMMUNITY REDEVELOPMENT INC. are issued, reserved for issuance or outstanding and no shares or other voting securities of COMMUNITY REDEVELOPMENT INC. shall be issued or become outstanding after the date hereof. There are no bonds, debentures, notes or other indebtedness or securities of COMMUNITY REDEVELOPMENT INC. that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of COMMUNITY REDEVELOPMENT INC. may vote. Further, COMMUNITY REDEVELOPMENT INC. has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of COMMUNITY REDEVELOPMENT INC. stock, or make any investment (in the faun of a loan, capital contribution or otherwise) in any other Person. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of COMMUNITY REDEVELOPMENT INC. None of the outstanding equity securities or other securities of COMMUNITY REDEVELOPMENT INC. was issued in violation of the Securities Act of 1933 or any other legal requirement.

e)              LITIGATION. To the knowledge of COMMUNITY REDEVELOPMENT INC., there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

f)              FINANCIAL STATEMENTS.

(i) RCK DEVELOPMENT LLC has had the ability to review the Company's filings on the OTC website showing true and complete copies of the financial statements of COMMUNITY REDEVELOPMENT INC. for its past two fiscal years.

(ii) The COMMUNITY REDEVELOPMENT INC. Financial Statements were prepared in accordance with GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of The Company as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

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g)             ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the end of its most recent fiscal year and to the date of this Agreement, (i) COMMUNITY REDEVELOPMENT INC. has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) COMMUNITY REDEVELOPMENT INC. has not taken and will not take any of the actions that COMMUNITY REDEVELOPMENT INC. has agreed not to take from the date hereof through the Closing.

h)             UNDISCLOSED LIABILITIES. COMMUNITY REDEVELOPMENT INC. has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of COMMUNITY REDEVELOPMENT INC. as of the end of the most recent fiscal year included in the COMMUNITY REDEVELOPMENT INC. Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year and (iii) those incurred in connection with the execution of this Agreement.

i)               LEGAL PROCEEDINGS. COMMUNITY REDEVELOPMENT INC. is not a party to any, and there is no pending or, to the knowledge of COMMUNITY REDEVELOPMENT INC., threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against COMMUNITY REDEVELOPMENT INC., or any of its officers or directors which, if decided adversely to COMMUNITY REDEVELOPMENT INC., would, individually or in the aggregate, be material to COMMUNITY REDEVELOPMENT INC. There is no injunction, order, judgment or decree imposed upon COMMUNITY REDEVELOPMENT INC., or any of its officers or directors, or the assets of COMMUNITY REDEVELOPMENT INC.

9.2            REPRESENTATIONS AND WARRANTIES OF RCK DEVELOPMENT LLC as follows:

a)              CORPORATE ORGANIZATION AND GOOD STANDING. RCK DEVELOPMENT LLC is duly organized, validly existing, and in good standing under the laws of the State of Florida and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)              CORPORATE AUTHORITY. RCK DEVELOPMENT LLC has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)              AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by RCK DEVELOPMENT LLC via its Board Resolution to that effect.

d)              LITIGATION. To the knowledge of COMMUNITY REDEVELOPMENT INC., there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Company.

e)              ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the end of its most recent fiscal year and to the date of this Agreement, (i) COMMUNITY REDEVELOPMENT INC. has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii) RCK DEVELOPMENT LLC has not taken and will not take any of the actions that RCK. DEVELOPMENT LLC has agreed not to take from the date hereof through the Closing.

f)               UNDISCLOSED LIABILITIES. RCK DEVELOPMENT LLC has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the consolidated balance sheet (and the related notes thereto) of RCK DEVELOPMENT LLC as of the end of the most recent fiscal year included in the RCK DEVELOPMENT LLC Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year and (iii) those incurred in connection with the execution of this Agreement.

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g)              LEGAL PROCEEDINGS. RCK DEVELOPMENT LLC is not a party to any, and there is no pending or, to the knowledge of RCK DEVELOPMENT LLC, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against RCK DEVELOPMENT LLC, or any of its officers or directors which, if decided adversely to RCK. DEVELOPMENT LLC, would, individually or in the aggregate, be material to RCK DEVELOPMENT LLC There is no injunction, order, judgment or decree imposed upon RCK DEVELOPMENT LLC, or any of its officers or directors. or the assets of RCK DEVELOPMENT LLC

Article 10 - Miscellaneous

10.1          Notices. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the United States mail, certified or registered with return receipt, or sent by courier requiring proof of receipt, addressed as follows:

To RCK Development LLC

Attn: Mr. Charles Arnold

20295 NE 29th Place #200

Aventura, Florida 33180

To Community Redevelopment Inc.

2430 Vanderbilt Beach Rd #373

Naples, Florida 34109

or to such other address as either party shall designate by written notice, similarly given, to the other party. If sent by telex, facsimile or other electronic media, an original confirmation copy must be sent within thirty days by means listed above.

10.2          Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of Oklahoma (without regard to conflict of law provisions. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party: A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum. Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

10.3          Waiver. Except as specifically provided for herein, the waiver from time to time by either party of any of its rights or a party's failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

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10.4           Enforceability. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the parties are unable to agree upon a reasonable acceptable alternative, then the parties agree that a submission to arbitration shall be made to establish an alternative to such invalid or unenforceable term, covenant or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

10.5          Entire Agreement and Amendment. This Agreement contains the entire understandings of the parties with respect to the matters contained herein, and superkdes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officers of the parties hereto.

10.6           Headings. The headings of the several Articles and sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.7           Further Instruments. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such further acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.8          Force Majeure. Performance of a party's obligations hereunder may be delayed if (a) such performance is delayed by causes beyond that party's reasonable control, including, but not limited to, acts of G-d, war, riot, epidemics, fire, flood, insurrection, or acts of civil or military authorities, and (b) such delaying party is at all times working diligently to correct the matter causing the delay and otherwise performing as required under the Agreement. Notwithstanding the foregoing, the parties shall remain liable for all obligations incurred by them prior to any termination of this Agreement.

10.9          Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. One or more counterparts may be delivered via telecopier and any such telecopied counterpart shall have the same force and effect as an original counterpart hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as an instrument under seal as of the date and year first written above.

COMMUNITY DEVELOPMENT INC.	RCK DEVELOPMENT LLC

By: /s/ Robert Rakow	By: /s/ Charles Arnold
Robert Rakow, Director	Charles Arnold, Director

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